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                                                                  EXHIBIT 23



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Monsanto Company's Registration Statement on Form S-8 (No. 333-97871) of our report dated May 27, 2004, appearing in this annual report on Form 11-K of the Monsanto Savings and Investment Plan for the year ended Dec. 31, 2003.



/s/ DELOITTE & TOUCHE LLP



St. Louis, Missouri
June 1, 2004